Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

VALEANT AND ONE OF ITS SUBSIDIARIES ANNOUNCE EARLY TENDER RESULTS AND EARLY

SETTLEMENT DATE FOR CASH TENDER OFFERS FOR SENIOR NOTES

LAVAL, QUEBEC, Dec. 15, 2017 – Valeant Pharmaceuticals International, Inc. (NYSE:VRX) (TSX: VRX) (“Valeant”) announced today the results to date of the pending cash tender offers (the “Tender Offers”) by Valeant and Valeant Pharmaceuticals International (“VPI,” and together with Valeant, the “Offerors”), a wholly-owned subsidiary of Valeant, to purchase up to $1,500,000,000 aggregate principal amount (the “Aggregate Maximum Purchase Amount”) of their respective outstanding notes listed in the table below (collectively, the “Notes”), as well as the anticipated early settlement date for the Tender Offers on December 18, 2017 (the “Early Settlement Date”). Valeant is the Offeror for the notes issued by it, and VPI is the Offeror for the notes issued by it.

Valeant also announced that the maximum aggregate principal amount of 5.375% Senior Notes due 2020 that will be accepted for purchase (the “Tender Cap”) was increased to $292,000,000, from the previously announced Tender Cap of $200,000,000. All terms and conditions of the Tender Offers remain unchanged as set forth in the Offer to Purchase dated December 4, 2017 (the “Offer to Purchase”), as amended by Valeant’s press release dated December 4, 2017, announcing the upsize of the Tender Offers, and the related Letter of Transmittal, and capitalized terms used but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

The following table sets forth the aggregate principal amounts of each series of Notes that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on December 15, 2017 (the “Early Tender Date”), and the aggregate principal amount of Notes expected to be accepted for purchase on the Early Settlement Date.

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount of Notes Tendered[1]	Expected Aggregate Principal Amount of Notes Accepted	Tender Cap[2]	Acceptance Priority Level	Total Consideration[3]
VPI	7.000% Senior Notes Due 2020	91911XAM6/ US91911XAM65	U9098VAE2/ USU9098VAE21	$258,669,000	$187,614,000	$187,614,000	N/A	1	$1,011.67
VPI	6.375% Senior Notes Due 2020	91829KAA1/ US91829KAA16	U93008AA5/ USU93008AA57	$1,681,331,000	$1,020,801,000	$1,020,801,000	N/A	2	$1,015.94
Valeant	5.375% Senior Notes Due 2020	91831AAA9/ US91831AAA97	C96729AA3/ USC96729AA31	$2,000,000,000	$997,326,000	$291,585,000	$292,000,000	3	$1,000.00

[1]	Notes tendered have not been accepted.
[2]	A $292,000,000 Tender Cap applies to the aggregate principal amount of the 5.375% Senior Notes due 2020 validly tendered and accepted for purchase.
[3]	Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the applicable Tender Offer (exclusive of any Accrued Interest, which will be paid in addition to the Total Consideration, to, but not including, the Early Settlement Date).

As of the Early Tender Date, the aggregate principal amount of Notes validly tendered exceeds the Aggregate Maximum Purchase Amount. Accordingly, all Notes with Acceptance Priority Level 1 and Acceptance Priority Level 2 will be accepted for purchase and, unless the Offerors increase the Aggregate Maximum Purchase Amount, Notes with Acceptance Priority Level 3 will be subject to proration as described in the Offer to Purchase. No additional Notes tendered will be accepted under the terms of the Tender Offers. Any Notes tendered but not accepted for payment will be returned promptly after the Early Tender Date.

The total consideration for each $1,000 principal amount of the applicable series of Notes is set forth in the table above (with respect to each series of Notes, the “Total Consideration”) and is expected to be paid on the Early Settlement Date to the holders of Notes tendered and accepted for purchase as of the Early Tender Date. The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase as of the Early Tender Date. In addition to the Total Consideration, all Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date.

The Tender Offers will expire at 11:59 p.m., New York City time, on January 2, 2018 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, Notes that were already tendered at the Early Tender Date and any additional Notes that are tendered at or prior to the Expiration Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Offerors expect that the conditions to the Tender Offers, including the Financing Condition, will be satisfied as of the Early Settlement Date.

Barclays Capital Inc. is acting as the dealer manager in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Barclays Capital Inc. at (toll-free) (800) 438-3242 or (collect) (212) 902-7581. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of the Offerors, their respective boards of directors or officers, the dealer manager, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of each Offeror by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Page  |  2

This news release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of securities will be made only by means of a private offering circular pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the tender offer for the Notes, the details thereof and other expected effects of the tender offer for the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

###

Page  |  3